FORM 8-A

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Claude Resources Inc. (Exact name of registrant as specified in its charter)

Canada (State of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

200, 224 - 4th Avenue South, Saskatoon, Saskatchewan, Canada, S7K 5M5 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no nominal or par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered.

Common Shares

The Registrant is authorized to issue an unlimited number of common voting shares without nominal or par value.

Item 2: Exhibits.

There are no exhibits required by the Instruction to Item 2 which apply to Claude Resources Inc. at this time.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Claude Resources Inc.

Date	December 4, 2003

By	“Arnie Hillier” Arnie Hillier, Vice Chairman, Chief Executive Officer and Chief Financial Officer